UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2013 (November 20, 2013)

Gladstone Commercial Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 20, 2013, Gladstone Commercial Corporation (the “Company”), a Maryland corporation, and Gladstone Commercial Limited Partnership (the “Operating Partnership”), a Delaware limited partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC (“Jefferies”), as representative of the several underwriters named in Schedule A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,377,500 shares of common stock, par value $0.001 per share, at a per share purchase price to the public of $18.15 (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 206,625 shares of Common Stock. The Common Stock was offered and sold pursuant to a prospectus supplement, dated November 20, 2013, and a base prospectus, dated September 24, 2013, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-190931). The Company expects the transaction to close on November 25, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 20, 2013, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Jefferies LLC, as representative of the several underwriters listed in Schedule A annexed thereto.

5.1	Opinion of Venable LLP, dated November 22, 2013, regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

November 22, 2013	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 20, 2013, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Jefferies LLC, as representative of the several underwriters listed in Schedule A annexed thereto.

5.1	Opinion of Venable LLP, dated November 22, 2013, regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).